UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 30, 2005

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.     Material Impairments.

        On June 30, 2005, the Senior Executive Vice President and Chief Financial Officer of Alliant Energy Corporation (the “Company”) concluded that the Company currently expects to incur a material non-cash asset valuation charge in the second quarter of 2005 as a component of the results from the Company’s discontinued operations of the Company’s generation assets in China. The Company’s Board of Directors recently approved the divestiture of its investments in China as a result of its evaluation of strategic alternatives for this portfolio of generating assets. The Company is in the early stages of its divestiture plan for these assets and will be updating their estimated fair market value as required under the applicable accounting rules. The Company believes the estimated fair market value of these assets has deteriorated significantly during the second quarter of 2005 as a result of various developments including, but not limited to: (i) updated analyses of the China asset portfolio, including changes in the anticipated divestiture timelines and in the market and sales-related information received from the Company’s financial advisors; (ii) updated market information, including terms of recent sales of similar assets in this market; and (iii) diminution in the Company’s outlook for short-term progress regarding higher tariff relief for past and future increases in coal and transportation prices, and the impact of the related uncertainties in the marketplace regarding this issue.

        An estimate of the amount or range of amounts of the impairment charge was not determinable at the time of filing this Form 8-K. However, because of the developments noted above, and based on preliminary information currently available, the Company estimates that a pre-tax non-cash asset valuation charge of up to one-half of the March 31, 2005 carrying value of the Company’s China assets of approximately $190 million will be required in the second quarter of 2005. The Company and its financial advisors are in the process of analyzing the fair market value of these assets as of June 30, 2005. The Company will record a pre-tax non-cash asset valuation charge in the second quarter of 2005, as a component of the results from its discontinued operations, to the extent that the estimated fair market value, less anticipated selling costs, is below the carrying value of these assets. The Company will file an amendment to this Form 8-K within four business days after it makes a determination of such estimate.

        The impairment charge will not result in future cash expenditures by the Company.

        The press release the Company issued announcing the impairment charge discussed above is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(99.1)	Press Release dated July 5, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
By: /s/ John E. Kratchmer
Date: July 5, 2005	John E. Kratchmer
Vice President-Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 5, 2005